Exhibit 99.4

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

On October 1, 2019, pursuant to the Share Purchase Agreement, dated as of June 11, 2019 (the “SPA”), by and between Inspired Gaming (UK) Limited, a subsidiary of Inspired Entertainment, Inc. (the “Buyer”), and Novomatic UK Ltd. (the “Seller”), the Buyer completed its acquisition from the Seller of (i) all of the outstanding equity interests of each of (a) Astra Games Ltd. (“Astra”), (b) Bell-Fruit Group Limited, (c) Gamestec Leisure Limited, (d) Harlequin Gaming Limited and (e) Playnation Limited and (ii) 60% of the outstanding equity interests of Innov8 Gaming Limited (“Innov8”, and the entities described in clauses (i) and (ii), together with certain of their subsidiaries, the “Acquired Companies”) The Acquired Companies comprised the Seller’s Gaming Technology Group (“GTG”). The transactions contemplated by the SPA are referred to as the “Acquisition,” and the Acquisition and the related financing are referred to collectively as the “Transactions.”

The following unaudited pro forma condensed combined financial statements (the “Unaudited Pro Forma Financial Statements”) are presented to illustrate the estimated effects of the Acquisition. The Unaudited Pro Forma Financial Statements are based on the historical financial statements of Inspired Entertainment, Inc. (“Inspired”) and its consolidated subsidiaries (together with Inspired, the “Company”), and has been prepared based on the Company’s statements of operations and comprehensive income/(loss) for the fiscal year ended September 30, 2018, as presented in the Company’s Form 10-K filed on December 10, 2018 and subsequently amended on January 28, 2019, as adjusted using the three-month transition period ended December 31, 2018 and comparative period for 2017, as presented in the Company’s Form 10-Q filed on February 11, 2019, and the historical combined carve-out financial statements of GTG.

The Unaudited Pro Forma Financial Statements reflect adjustments to the Company’s historical financial data to give effect to the Transactions as if they had occurred on September 30, 2019 for the pro forma condensed combined balance sheet and as if they had occurred on January 1, 2018 for the pro forma condensed combined statements of operations. The Unaudited Pro Forma Financial Statements also reflect Transactions-related pro forma adjustments as described in the notes included below.

The historical consolidated financial statements of the Company are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The historical combined carve-out financial statements of GTG are presented in British pounds sterling and have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

As described in the accompanying notes, the Unaudited Pro Forma Financial Statements have been prepared using the acquisition method of accounting and the regulations of the Securities and Exchange Commission (the “SEC”). The historical financial statements have been adjusted in the Unaudited Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined company’s results. The Unaudited Pro Forma Financial Statements should be read in conjunction with the accompanying notes.

In addition, the Unaudited Pro Forma Financial Statements should be read in conjunction with the following historical financial statements and accompanying notes:

●	the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2018 and subsequently amended on January 28, 2019;

●	the Company’s unaudited condensed consolidated financial statements as of and for the nine-month period ended September 30, 2019 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2019;

●	the Company’s unaudited condensed consolidated financial statements as of and for the three-month period ended December 31, 2018 included in the Company’s Transition Report on Form 10-Q filed with the SEC on February 11, 2019;

●	the audited historical combined carve-out financial statements of GTG as of and for the year ended December 31, 2018 included in this Current Report on Form 8-K/A; and

●	the unaudited historical combined carve-out financial statements of GTG as of and for the nine-month period ended September 30, 2019 included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statements of operations exclude non-recurring items, which are directly related to the Transactions. Additionally, certain pro forma adjustments have been made to the historical combined carve-out financial statements of GTG in order to (i) convert them to U.S. GAAP; (ii) conform their accounting and presentation policies to those applied by the Company; (iii) present them in U.S. dollars; and (iv) eliminate revenue and expenses derived from assets not acquired and liabilities not assumed by the Company

Under the acquisition method of accounting, the total estimated acquisition consideration, calculated as described in Note 3 to the Unaudited Pro Forma Financial Statements, has been preliminarily allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess allocated to goodwill. Since the Unaudited Pro Forma Financial Statements have been prepared based on preliminary estimates of acquisition consideration and fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition will likely differ from the information presented, and any differences may be material. The estimation and allocation of acquisition consideration is subject to change pending further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on the actual net tangible and intangible assets and liabilities of GTG once the final valuation is completed.

The Unaudited Pro Forma Financial Statements do not reflect the realization of any expected cost savings or other synergies from the Acquisition, including as a result of restructuring activities and other cost savings initiatives planned subsequent to the completion of the Acquisition. Although management believes such cost savings and other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any synergies will be achieved in full or at all. In addition, the Unaudited Pro Forma Financial Statements do not reflect the estimated restructuring charges contemplated in association with any such cost savings. Such charges will be expensed in the appropriate accounting periods following the completion of the Acquisition.

The Unaudited Pro Forma Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Transactions occurred on the dates assumed, nor do they purport to be indicative of future consolidated results of operations or consolidated financial position.

INSPIRED ENTERTAINMENT, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(in millions)

	Inspired Entertainment, Inc.	GTG (see footnote 4)	Combined	Pro Forma Adjustments	Note (see footnote 5)	Inspired Entertainment, Inc. Pro Forma
Assets
Current assets:
Cash	$29.6	$8.4	$38.0	$(16.5)	(a), (b), (c), (d)	$21.5
Accounts receivable, net	10.0	20.9	30.9	(0.4)	(c)	30.5
Inventory	5.1	14.5	19.6	0.1	(c)	19.7
Fair value of hedging instrument	0.6	-	0.6	(0.6)	(b)	-
Prepaid expenses and other current assets	11.7	1.4	13.1	-		13.1
Corporate tax and other current taxes receivable	1.0	-	1.0	-		1.0
Total Current Assets	58.0	45.2	103.2	(17.4)		85.8

Property and equipment, net	28.5	45.9	74.4	3.4	(c)	77.8
Software development costs, net	36.8	3.4	40.2	0.4	(c)	40.6
Other acquired intangible assets subject to amortization, net	2.3	20.2	22.5	0.8	(c)	23.3
Goodwill	43.3	5.0	48.3	15.0	(c)	63.3
Investment in associate	-	0.6	0.6	-		0.6
Other assets	6.5	1.1	7.6	(2.2)	(b), (c)	5.4
Total Assets	$175.4	$121.4	$296.8	$-		$296.8
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$31.7	$22.0	$53.7	$0.3	(b), (c)	$54.0
Earnout liability	-	-	-	-		-
Corporate tax and other current taxes payable	1.1	1.2	2.3	0.7	(c)	3.0
Deferred revenue	9.3	0.1	9.4	(0.1)	(c)	9.3
Current portion of long term debt	9.0	-	9.0	(9.0)	(a)	-
Current portion of capital lease obligations	0.1	0.1	0.2	-		0.2
Total Current Liabilities	51.2	23.4	74.6	(8.1)		66.5
Long-term debt	132.8	27.9	160.7	93.6	(a), (c)	254.3
Capital lease obligations, net of current portion	-	-	-	-		-
Deferred revenue, net of current portion	17.9	-	17.9	-		17.9
Derivative liability	0.5	-	0.5	(0.5)	(b)	-
Other long-term liabilities	4.8	1.6	6.4	(4.2)	(a), (c)	2.2
Total Liabilities	207.2	52.9	260.1	80.8		340.9
Commitments and Contingencies
Stockholders’ Deficit
Common stock	-	22.1	22.1	(22.1)	(c)	-
Additional paid-in capital	345.3	20.9	366.2	(20.9)	(c)	345.3
Accumulated other comprehensive income	51.3	-	51.3	-		51.3
Accumulated deficit	(428.4)	25.5	(402.9)	(37.8)	(a), (c), (d)	(440.7)
Total Stockholders’ Deficit	(31.8)	68.5	36.7	(80.8)		(44.1)
Total Liabilities and Stockholders’ Deficit	$175.4	$121.4	$296.8	$-		$296.8

INSPIRED ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in millions)

	Inspired Entertainment, Inc.	GTG (see footnote 6)	Combined	Pro Forma Adjustments	Note (see footnote 7)	Inspired Entertainment, Inc. Pro Forma

Total revenue	$87.0	$111.8	$198.8	$-		$198.8
				$-
Cost of sales	(20.3)	$(40.0)	(60.3)	-		(60.3)
Selling, general and administrative expenses	(39.0)	$(52.0)	(91.0)	-		(91.0)
Stock-based compensation expense	(6.6)	$-	(6.6)	-		(6.6)
Acquisition related transaction expenses	(4.9)	$-	(4.9)	4.9	(d)	-
Impairment expense	-	$-	-	-		-
Investment in associate	-	$(0.1)	(0.1)	-		(0.1)
Depreciation and amortization	(27.1)	$(18.2)	(45.3)	(0.9)	(c)	(46.2)
Total costs and expense	(97.9)	(110.3)	(208.2)	4.0		(204.2)
Net operating loss	(10.9)	1.5	(9.4)	4.0		(5.4)
Interest income	0.1	$-	0.1	-		0.1
Interest expense	(12.9)	$(1.2)	(14.1)	(5.1)	(a), (b)	(19.2)
Change in fair value of earnout liability	(2.3)	$-	(2.3)	-		(2.3)
Change in fair value of derivative liability	2.8	$-	2.8	(2.8)	(b)	-
Other finance (costs) income	(0.9)	$-	(0.9)	1.6	(b)	0.7
Loss before income taxes	(24.1)	0.3	(23.8)	(2.3)		(26.1)
Income tax expense	(0.1)	$(1.3)	(1.4)	-		(1.4)
Net loss	$(24.2)	$(1.0)	$(25.2)	$(2.3)		$(27.5)

INSPIRED ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018

(in millions)

	Inspired Entertainment, Inc.	GTG (see footnote 6)	Combined	Pro Forma Adjustments	Note (see footnote 7)	Inspired Entertainment, Inc. Pro Forma

Total revenue	$140.7	$133.6	$274.3	$-		$274.3
				$-
Cost of sales	(31.3)	(42.8)	(74.1)	-		(74.1)
Selling, general and administrative expenses	(59.0)	(72.2)	(131.2)	-		(131.1)
Stock-based compensation expense	(5.8)	-	(5.8)	-		(5.8)
Acquisition related transaction expenses	(0.3)	-	(0.3)	0.1	(d)	(0.2)
Impairment expense	(7.7)	-	(7.7)	-		(7.7)
Investment in associate	-	(0.3)	(0.3)	-		(0.3)
Depreciation and amortization	(41.9)	(33.5)	(75.4)	(1.2)	(c)	(76.6)
Total costs and expense	(146.0)	(148.8)	(294.8)	(1.1)		(295.9)
Net operating loss	(5.3)	(15.2)	(20.5)	(1.1)		(21.6)
Interest income	0.2	-	0.2	-		0.2
Interest expense	(19.8)	(1.5)	(21.3)	(7.1)	(a), (b)	(28.4)
Change in fair value of earnout liability	5.7	-	5.7	-		5.7
Change in fair value of derivative liability	(5.0)	-	(5.0)	6.5	(b)	1.5
Other finance (costs) income	3.2	-	3.2	(2.4)	(b)	0.8
Loss before income taxes	(21.0)	(16.7)	(37.7)	(4.1)		(41.8)
Income tax expense	(0.2)	2.1	1.9	-		1.9
Net loss	$(21.2)	$(14.6)	$(35.8)	$(4.1)		$(39.9)

1. Description of the Transactions

On October 1, 2019, pursuant to the SPA, the Buyer completed the Acquisition. The consideration for the Acquisition totaled approximately €104.6 million in cash.

Prior to the closing of the Acquisition, one of the Acquired Companies, Astra, transferred to an affiliate of the Seller, assets to the extent related to Astra’s casino operations.

Following the closing of the Acquisition, the Buyer transferred certain equity interests in Innov8 to the then-minority equityholders of Innov8 in exchange for the renegotiation of certain funding commitments. As a result, the Buyer holds approximately 40% of the outstanding equity interests of Innov8 as of the date of this Current Report on Form 8-K/A.

In connection with the Acquisition, on September 27, 2019, Gaming Acquisitions Limited “GAL”), together with Inspired, and certain other direct and indirect wholly-owned subsidiaries of Inspired, entered into a Senior Facilities Agreement with Lucid Agency Services Limited, as agent, Nomura International plc and Macquarie Corporate Holdings Pty Limited (UK Branch) as arrangers and/or bookrunners and each lender party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide, subject to certain conditions, two tranches of senior secured term loans (the “Term Loans”), in an original principal amount of £140 million and €90 million, respectively, and a secured revolving facility loan in an original principal amount of £20 million. Proceeds from the Term Loans were used, among other things, (i) to pay the purchase price of the Acquisition, (ii) to refinance existing indebtedness (the “Refinancing”) under (a) the Note Purchase Agreement and Guaranty, dated as of August 13, 2018 (the “NPA”), by and among GAL, Inspired, certain subsidiaries of GAL as guarantors, Cortland Capital Market Services LLC and the purchasers party thereto and (b) the Revolving Facility Agreement, dated August 13, 2018, by and among Inspired, GAL, certain other indirect wholly-owned subsidiaries of Inspired and Lloyds Bank plc and (iii) to pay fees, costs and expenses incurred in connection with the Acquisition or the Refinancing.

2. Basis of Presentation

The historical consolidated financial statements of the Company are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. The historical combined carve-out financial statements of GTG are presented in British pounds sterling and have been prepared in accordance with IFRS. The Unaudited Pro Forma Financial Statements reflect adjustments to the Company’s historical financial data to give effect to the Transactions as if they had occurred on September 30, 2019 for the pro forma condensed combined balance sheet and as if they had occurred on January 1, 2018 for the pro forma condensed combined statements of operations.

The historical financial statements have been adjusted in the Unaudited Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined company’s results.

The unaudited pro forma condensed combined statements of operations exclude non-recurring items, which are directly related to the Transactions. Additionally, certain pro forma adjustments have been made to the historical combined carve-out financial statements of GTG in order to (i) convert them to U.S. GAAP; (ii) conform their accounting and presentation policies to those applied by the Company; (iii) present them in U.S. dollars; and (iv) eliminate revenue and expenses derived from assets not acquired and liabilities not assumed by the Company.

The Unaudited Pro Forma Financial Statements do not reflect the realization of any expected cost savings or other synergies from the Acquisition, including as a result of restructuring activities and other cost savings initiatives planned subsequent to the completion of the Acquisition. Although management believes such cost savings and other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any synergies will be achieved in full or at all. In addition, the unaudited Pro Forma Financial Statements do not reflect the estimated restructuring charges contemplated in association with any such cost savings. Such charges will be expensed in the appropriate accounting periods following the completion of the Acquisition.

The Acquisition will be accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805, Business Combinations, using the acquisition method of accounting. The assets and liabilities of GTG, including identifiable intangible assets, have been measured using preliminary estimates based on assumptions that management believes are reasonable and are consistent with the information currently available. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. The use of different estimates and judgments could yield materially different results.

3. Estimate of Acquisition Consideration

The following is a preliminary estimate of the Acquisition consideration as it relates to the acquisition of GTG by the Buyer. Such amounts will be allocated to GTG as part of the purchase price allocation.

(in millions)
Purchase price	£92.9
Foreign exchange rate at September 30, 2019	1.23
Adjusted purchase price in US dollars	$114.2

The excess of the purchase price (as described below), over the fair value of net assets, including the amount assigned to identifiable intangible assets and deferred tax adjustments, has been allocated to goodwill. The purchase price allocation as included in the Unaudited Pro Forma Financial Statements is preliminary and is subject to the final purchase consideration and the final valuation. This could result in material adjustment to the amounts included herein. The preliminary estimate of the net assets acquired and liabilities assumed as part of the Acquisition is as follows:

(in millions)
Book value of net assets acquired at October 1, 2019	$71.2
Fair value adjustments to:
Identifiable intangible assets	21.4
Identifiable tangible assets	1.6
Total fair value adjustments	23.0
Fair value of net assets acquired	94.2
Goodwill recorded	20.0
Total consideration allocated	$114.2

4. Presentation of Gaming Technology Group Combined Balance Sheet (unaudited)

The table provided below presents the adjustments made to present GTG’s combined balance sheet on a U.S. GAAP basis and to conform its presentation to the Company’s accounting presentation and policies. The combined balance sheet of GTG also has been translated from British pounds sterling to U.S. dollars based on a closing exchange rate at September 30, 2019, of 1.23 British pounds sterling to the U.S. dollar.

	GTG	(a) Reflect capital contribution in Innov8	(b) Remove 100% Innov8 and replace with 40%	Align GTG with Inspired Policies and US GAAP		GTG Pro Forma	GTG Pro Forma
Assets
Current assets:
Cash	£6.9	£-	£-	£-		£6.9	8.4
Accounts receivable, net	16.6	-	(0.1)	0.5	(e)	17.0	20.9
Inventory	12.2	-	(0.4)	-		11.8	14.5
Fair value of hedging instrument	-	-	-	-		-	-
Prepaid expenses and other current assets	1.1	-	(0.1)	0.1	(d)	1.1	1.4
Total current assets	36.8	-	(0.6)	0.6		36.8	45.2
Property and equipment, net	37.3	-	-	-		37.3	45.9
Software development costs, net	3.7	-	(0.9)	-		2.8	3.4
Other acquired intangible assets subject to amortization, net	16.4	-	-	-		16.4	20.2
Goodwill	4.1	-	-	-		4.1	5.0
Investment in associate	-	-	0.5	-		0.5	0.6
Other assets	20.7	-	-	(19.8)	(c), (e)	0.9	1.1
Total assets	£119.0	£-	£(1.0)	£(19.2)		£98.8	$121.4

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	£20.3	£(2.3)	£(0.1)	£-		£17.9	$22.0
Earnout liability	-	-	-	-		-	-
Corporate tax and other current taxes payable	1.0	-	-	-		1.0	1.2
Deferred revenue	-	-	-	0.1	(d)	0.1	0.1
Current portion of long term debt	-	-	-	-		-	-
Current portion of capital lease obligations	3.1	-	-	(3.0)	(e)	0.1	0.1
Total current liabilities	24.4	(2.3)	(0.1)	(2.9)		19.1	23.4
Long-term debt	22.7	-	-	-		22.7	27.9
Capital lease obligations, net of current portion	12.6	-	-	(12.6)	(e)	0.0	-
Deferred revenue, net of current portion	-	-	-	-		-	-
Derivative liability	-	-	-	-		-	-
Other long-term liabilities	2.1	-	-	(0.8)	(c)	1.3	1.6
Total liabilities	61.8	(2.3)	(0.1)	(16.3)		43.1	52.9
Stockholders’ Deficit
Common stock	18.0	-	-	-		18.0	22.1
Additional paid-in capital	17.0	2.3	(2.3)	-		17.0	20.9
Accumulated other comprehensive income	-	-	-	-		-	-
Accumulated deficit	22.2	-	1.4	(2.9)	(c), (e)	20.7	25.5
Total Stockholders’ Deficit	57.2	2.3	(0.9)	(2.9)		55.7	68.5
Total Liabilities and Stockholders’ Deficit	£119.0	£-	£(1.0)	£(19.2)		£98.8	$121.4

a)	One of the Acquired Companies received a capital contribution from its former parent company on October 1, 2019. As this was received as part of the acquisition, this contribution is reflected as part of the closing balances of this Acquired Company.

b)	As described in Note 1 above, the Company holds 40% of the outstanding equity interests of Innov8, one of the Acquired Companies. Innov8’s assets, liabilities and results are included in full in the historical combined carve-out financial statements of GTG. This adjustment removes Innov8’s assets, liabilities, revenue and corresponding direct expenses and replaces them with an equity method presentation.
c)	This adjustment derecognizes all deferred tax from the balance sheet in order to take account of the tax position of the Company and Acquired Companies combined.
d)	This adjustment grosses up the finance lease receivable balances for deferred interest receivable in accordance with US GAAP.
e)	During the periods presented, the GTG entities have accounted for leases in accordance with IFRS 16. This adjustment removes the effects of IFRS 16 to align with US GAAP.

5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	The Company completed a financing in the amounts of £140 million and €90 million respectively (translated in this filing to $270.6 million, based on closing exchange rates at September 30, 2019) on October 1, 2019 used to fund the acquisition price of GTG of $114.2 million. This adjustment reflects the new debt incurrence of $270.6 million, net of deferred financing costs of $16.3 million. Additionally, $5.2 million of the new debt proceeds were utilized to pay transaction related expenses. This adjustment further reflects the use of excess cash to repay the Company’s $140.0 million of indebtedness under the NPA and to pay the associated exit premium costs of $4.2 million and amortization of the remaining deferred financing costs.

(b)	The Company entered into a hedging arrangement in fiscal year 2018 with respect to the indebtedness under the NPA. This adjustment removes all entries relating to this arrangement as it relates solely to the previous indebtedness repaid with the proceeds from the Term Loans and recognizes the cash received in settlement of the arrangement.

(c)	Amounts reflect the goodwill attributable to the Acquisition of $20.0 million, offset by the removal of existing GTG goodwill of $5 million.

Amounts also reflect the estimated fair value adjustment to intangibles for corporate trade names and domain names, customer contracts and relationships, and favorable leasehold as well as adjustments to existing software development costs and property and equipment, partially offset by the removal of existing GTG intangible assets.

In accordance with ASC 805, identifiable intangible assets are required to be measured at fair value. The intangible assets identified were valued using the income approach, either through the discounted cash flow method, the relief from royalty method or the excess earnings method. Determining fair value requires significant judgment concerning the assumptions used in the valuation model, including discount rates, the amount and timing of expected future cash flows and growth rates, as well as expected royalty rates, which are based on the estimated rates at which similar assets are being licensed in the marketplace.

The estimated weighted average useful life of the new intangible assets identified is 10 years, and the total annual amortization expense is estimated to be $2.1 million per year following the Acquisition. The estimated weighted average useful life of software development costs is 5 years, and the total annual amortization expense with respect to the uplift in value is estimated to be $0.1 million per year following the Acquisition. The estimated weighted average useful life of property and equipment is 3 years, and the total annual depreciation expense with respect to the uplift in value is estimated to be $1.1 million per year following the Acquisition. The estimate of fair value is preliminary and subject to change and therefore could vary materially from the actual adjustment.

(d)	In connection with the Transactions, the Company expects to incur $5.2 million of expenses including, but not limited to, advisor fees, legal fees and other professional fees. These amounts reflect the payment of estimated costs to be incurred based on the information available as of the date of this Current Report on Form 8-K/A. The final costs related to the Transactions may differ materially from the amounts included in the pro forma adjustment.

6. Presentation of Gaming Technology Group Combined Statement of Operations (unaudited)

The tables provided below present the adjustments made to present GTG’s combined statement of operations on a U.S. GAAP basis and to conform its presentation to the Company’s accounting policies. The combined statement of operations of GTG also has been translated from British pounds sterling to U.S. dollars based on an average exchange rate for the nine months ended September 30, 2019 and the twelve months ended December 31, 2018, of 1.32 British pounds sterling to the U.S. dollar.

		Pro Forma Adjustments (in millions) For the nine months ended September 30, 2019
	GTG	(a) Remove Excluded Assets	(b) Remove intergroup revenue from contracts no longer with GTG	(c) Remove 100% Innov8 and replace with 40%	(d) Align GTG with Inspired Policies and US GAAP	GTG Pro Forma	GTG Pro Forma
Total revenue	£105.2	£(18.3)	£(2.1)	£(0.1)	£-	£84.7	$111.8

Cost of sales	(44.3)	12.4	2.0	(0.4)	-	(30.3)	(40.0)
Selling, general and administrative expenses	(38.3)	0.4		0.8	(2.3)	(39.4)	(52.0)
Stock-based compensation expense					-	-	-
Acquisition related transaction expenses					-	-	-
Impairment expense					-	-	-
Investment in associate				(0.1)	-	(0.1)	(0.1)
Depreciation and amortization	(16.4)	0.2			2.4	(13.8)	(18.2)
Total costs and expenses	(99.0)	13.0	2.0	0.3	0.2	(83.5)	(110.3)
Net profit on disposal					-	-	-
Interest income					-	-	-
Interest expense	(1.2)				0.3	(0.9)	(1.2)
Other finance (costs) income					-	-	-
Income (loss) before income taxes	5.0	(5.3)	(0.1)	0.2	0.4	0.2	0.3
Income tax (expense) benefit	(0.8)			(0.1)	(0.1)	(1.0)	(1.3)
Net income (loss) attributable to Inspired	£4.2	£(5.3)	£(0.1)	£0.1	£0.4	£(0.7)	$(1.0)

		Pro Forma Adjustments (in millions) For the twelve months ended December 31, 2018
	GTG	(a) Remove Excluded Assets	(b) Remove intergroup revenue from contracts no longer with GTG	(c) Remove 100% Innov8 and replace with 40%	GTG Pro Forma	GTG Pro Forma
Total revenue	£125.6	£(20.2)	£(4.2)	£-	£101.2	$133.6

Cost of sales	(50.1)	14.1	4.0	(0.4)	(32.4)	(42.8)
Selling, general and administrative expenses	(56.0)	0.5	-	0.8	(54.7)	(72.2)
Stock-based compensation expense	-	-	-	-	-	-
Acquisition related transaction expenses	-	-	-	-	-	-
Impairment expense	-	-	-	-	-	-
Investment in associate	-	-	-	(0.2)	(0.2)	(0.3)
Depreciation and amortization	(25.6)	0.2	-	-	(25.4)	(33.5)
Total costs and expenses	(131.7)	14.8	4.0	0.2	(112.7)	(148.8)
Net profit on disposal	-	-	-	-	-	-
Interest income	-	-	-	-	-	-
Interest expense	(1.1)	-	-		(1.1)	(1.5)
Other finance (costs) income	-	-	-	-	-	-
Income (loss) before income taxes	(7.2)	(5.4)	(0.2)	0.2	(12.6)	(16.7)
Income tax (expense) benefit	1.6	-	-	-	1.6	2.1
Net income (loss) attributable to Inspired	£(5.6)	£(5.4)	£(0.2)	£0.2	£(11.0)	$(14.6)

(a)	The assets pertaining to the casino division of one of the Acquired Companies, Astra, during the period presented have not been acquired by the Company. These adjustments remove the revenue generated by those assets and corresponding direct expenses. The income generated from selling these assets has been excluded from the unaudited pro forma condensed combined statement of operations.

(b)	During the period presented, one of the Acquired Companies had the rights to revenue from games owned by non-Acquired Companies. The rights to this revenue have been retained by the non-Acquired Companies and have not been acquired by the Company. These adjustments remove the revenue generated from exploiting these rights and the corresponding direct expenses.

(c)	As described in Note 1 above, the Company holds 40% of the outstanding equity interests of Innov8, one of the Acquired Companies. Innov8’s assets, liabilities and results are included in full in the historical combined carve-out financial statements of GTG. This adjustment removes Innov8’s assets, liabilities, revenue and corresponding direct expenses and replaces them with an equity method presentation.

(d)	During the periods presented, the Acquired Companies have accounted for leases in accordance with IFRS 16. This adjustment removes the effects of IFRS 16 to align with US GAAP.

7. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	This adjustment reflects the increase in interest expense related to the amortization of the deferred financing costs described above over the remaining term of the related debt, as well as the expected annual interest payable on the new $270.6 million debt under the Term Loans at a rate of (i) (a) the London Interbank Offered Rate administered by ICE Benchmark Administration Limited for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen or (b) the Euro Interbank Offered Rate administered by the European Money Markets Institute for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen, as applicable, plus (ii) a margin (based on the Company’s consolidated total net leverage ratio) ranging from 5.00% to 7.25%. This amount has been decreased by the expected interest expense savings related to the repayment of the indebtedness under the NPA.

(b)	This adjustment removes all impacts of the hedging arrangement described above.

(c)	This adjustment reflects the impact of the estimated fair value of the intangible assets acquired, and the estimated uplifts in value of the existing intangible and tangible assets, amortized over their respective estimated useful lives. The estimates are preliminary and subject to change and therefore could vary materially from the actual adjustment. The total additional annual depreciation and amortization expense is estimated to be $1.2 million per year following the Acquisition. These preliminary estimates of fair value and estimated useful life will likely be different from the final purchase accounting, and the difference could have a material impact on the Unaudited Pro Forma Financial Statements. A 10% to 25% increase/decrease in the valuation of definite-lived intangible assets would cause a corresponding increase/decrease in depreciation and amortization of $0.1 to $0.3 million (or 10% to 25%, respectively) during the first year following the Acquisition.

(d)	In conjunction with the Transactions, certain advisory and legal expenses were incurred during the periods presented. This adjustment eliminates these expenses as they are not expected to have a continuing impact on the combined results, and therefore, are not being reflected in the unaudited pro forma condensed combined statement of operations.

(e)	No tax effects of the adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations have been recognized due to the Company having unrecognised deferred tax assets.